Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT

         This contract, made and entered into to be effective as of the 1st day of November 2004, is by and between ROCKY POINT PARTNERS, LLC, a Connecticut limited liability company with an address at 704 Steamboat Road, Greenwich, CT 06830 (hereafter "Seller"); and, NOXSO CORPORATION, a Virginia corporation, with an address at 1065 South 500 West, Bountiful, UT 84010 (hereafter "Buyer")

                                    RECITALS:

         A. Seller owns approximately 151 acres of real property (the "Property") made up of a three parcels that are located at one site in the city of Dallas, Dallas County, Texas, as more particularly described in Exhibit "A" hereto.


         B. Buyer desires to purchase and Seller desires to sell the Property on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1.       SALE OF PROPERTY

         1.1 Purchase Price. Subject to adjustments and prorations, if any, hereafter described, the purchase price (the "Purchase Price") for the Property is SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000.00) and shall be paid by Buyer in the following manner and amounts:

                  1.1.1Earnest Money. Concurrent with the signing of this Agreement by both Seller and Buyer, Buyer shall deliver to Seller two corporate promissory notes in the principal amounts of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) (the "First Promissory Note") and TWO HUNDRED THOUSAND DOLLARS ($200,000.00) (the "Second Promissory Note"), for a total aggregate principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) as an earnest money deposit (the "Earnest Money"). The First Promissory Note, the $300,000.00 promissory note, shall bear interest at the rate of three percent (3%) per annum, beginning 120 days after the date of issuance, and shall be due and payable in a single balloon payment on the one year anniversary of the note and shall otherwise be in a form that is reasonable agreed to by the parties. The Second Promissory Note, the $200,000.00 promissory note, shall bear interest at the rate of three percent (3%) per annum, beginning 180 days after the date of issuance, and shall be due and payable in a single balloon payment on the eighteen month anniversary of the note and shall otherwise be in a form that is reasonable agreed to by the parties. The Seller shall release the Earnest Money by delivering both Promissory Notes to Buyer for cancellation prior to the Closing (defined below) (i) upon notification from Buyer to Seller that the Seller has failed to satisfy all conditions to the Closing of the transaction contemplated herein; (ii) in accordance with the terms of Section 2.3; or (iii) upon breach of this Agreement by Seller or as otherwise set forth herein. At the Closing, both promissory notes reflected in this paragraph shall be applied as payment by Buyer towards the Purchase Price.

                  1.1.2 Payment at Closing. On the Closing date (defined below), the Buyer will pay to the to the Seller the Purchase Price as follows: (i) FIVE HUNDRED THOUSAND DOLLARS USD ($500,000.00) of the Purchase Price shall be paid via the Earnest Money promissory notes, of which the First Promissory Note for $300,000.00 shall be paid in full by the Buyer in cash at Closing; (ii) SIX MILLION DOLLARS USD ($6,000,000.00) shall be paid in the form of Four (4) convertible corporate promissory notes in the principal amounts as follows: Two convertible corporate promissory notes of ONE MILLION SEVEN HUNDRED THOUSAND DOLLARS USD ($1,700,000.00), each,(collectively, the "First Group Convertible Corporate Promissory Notes") and two convertible corporate promissory notes ONE MILLION THREE HUNDRED THOUSAND DOLLARS USD ($1,300,000.00) each (collectively, the "Second Group Convertible Corporate Promissory Notes").

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                  The First Group Convertible Corporate Promissory Notes, the
$1,700,000.00 convertible corporate promissory notes, shall bear interest at the rate of three percent (3%) per annum, beginning 120 days after the date of issuance, with principal and interest due and payable the earlier of the one year anniversary of the note or on demand may be converted on or before 120 days from the one year anniversary date of issuance. The Second Group Convertible Corporate Promissory Notes, the $1,300,000.00 convertible corporate promissory notes, shall bear interest at the rate of three percent (3%) per annum, beginning 120 days after the date that the items identified in Section 3.1.4 have been resolved to the satisfaction of Buyer (the "Clearance Date"), in its sole discretion, with principal and interest due and payable on the one year anniversary after the date of the Clearance Date and which notes shall first become convertible on the Clearance Date.

                  If the Clearance Date does not occur on or before November 1, 2005 , then the Second Group Convertible Corporate Promissory Notes shall become null and void and of no further force or effect.

2.       INSPECTION OF PROPERTY BY BUYER

         2.1 Property Access. Buyer acknowledges that Seller has assisted and cooperated with Buyer and its authorized agents, personnel, independent accountants, counsel and employees, in obtaining access to the Property for the purposes of making studies and inspections.

         2.2 Documents Relating to Property. Seller shall deliver or cause to be delivered to Buyer, at no cost or expense to Buyer, within five (5) days after the date of this Agreement, copies of the following documents (collectively referred to herein as the "Documents"):

                  2.2.1 Commitment. A certified title search verification and land title commitment for the Property (the "Commitment") in a form that is acceptable to Buyer, in its sole and absolute discretion, dated no earlier than the date of this Agreement, together with copies of documents evidencing each exception as set forth in the Commitment (collectively, the "Exception Documents").

                  2.2.2 Right of Access. Copies of any and all documents evidencing and confirming any rights-of-access to the Property which shall be conveyed to Buyer with the Property which rights-of-way shall specifically be identified in writing by Seller to Buyer.

                  2.2.3 Environmental/Engineering/Soils Report. Copies of any environmental, engineering and/or soils or foundation reports made with respect to the Property that are in Seller's possession or reasonably available to Seller.

                  2.2.4 Contracts. Copies of all rental agreements, leases, service contracts and other written agreements which affect the Property.

                  2.2.5 Warranties. Copies of written warranties in favor of Seller, if any, pertaining to all or any part of the Property.

                  2.2.6 Tax Bills. Copies of (a) the current tax bill or bills affecting the Property and (b) notices of proposed increases or changes in the assessed value of the Property.

                  2.2.7 Survey. Seller shall deliver or cause to be delivered to Buyer, a copy of an surveys of the Property in Seller possession or to which Seller has access reasonable access.

                  2.2.8 Appraisals. Copies of an appraisals of the Property in Seller's possession or to which Seller has access reasonable access.

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         2.3  Buyer's Contingency Period.

                  2.3.1 Inspection. Buyer shall have ten (10) days following the delivery of all of the Documents (the "Inspection Period") to satisfy itself concerning the suitability of Property. Buyer shall have the right at Buyer's expense to perform reasonable tests, inspections and feasibility studies on the Property as Buyer may deem necessary.

                  2.3.2 Contingency Period. If Buyer determines, in Buyer's sole discretion, that the Property, or any part thereof, is not suitable or is not feasible for any reason whatsoever, Buyer may, at any time prior to the expiration of the Inspection Period terminate this Agreement by giving written notice to Seller. In the event of any such termination, all the Earnest Money shall be refunded to Buyer. This Agreement thereafter shall be null and void and neither party shall have any obligation to the other.


3.       BUYER'S CONDITIONS TO CLOSING

         3.1 Buyer's Conditions to Closing. Buyer's obligation to acquire the Property shall be conditioned upon the satisfaction or waiver by Buyer of the following conditions:

                  3.1.1 Condition of Title. Buyer shall have approved the form of the Policy of Title Insurance (defined below) and those covenants, conditions, restrictions, rights of way, easements, reservations and other matters of record disclosed therein. In the event Buyer terminates this Agreement pursuant to the preceding sentence, the Earnest Money shall be returned promptly to Buyer, with any interest accrued thereon, and Buyer and Seller shall have no further obligation to each other. The exceptions to and matters with respect to title that Buyer approves shall be referred to herein as "Permitted Title Exceptions."

                  3.1.2 Representations and Warranties. Seller's representations and warranties, as set forth in Section 6 hereof, shall be true and correct as of the Closing date set forth herein.

                  3.1.3 Title Policy. At the Closing, Seller shall be obligated to provide Buyer with an owners policy of title insurance in a form that is acceptable to Buyer, in its sole and absolute discretion (the "Policy of Title Insurance"), with liability limits equal to the Purchase Price, insuring fee title to the Property as being vested in Buyer, or Buyer's designates, subject only to the Permitted Title Exceptions.

                  3.1.4 Items Subject to Completion of Certain Items: The Buyer is willing to take title to the property subject to the resolution and payment of all of the following items that shall be the responsibility of the Seller:

                           3.1.4.1 City of Dallas Fines, Assessments &
Penalties. The Buyer shall take title to the Property subject to the payment by the Seller from the proceed of the First Promissory Note of all of the costs and expenses of the settlement of the City of Dallas Fines, Assessments & Penalties on Tract II, assessed due to the violation of the city dumping ordinance - specifically related to the problem related to the dumping of automobile and truck tires on the property that have not been removed, together with all related costs and expenses related to the resolution of this problem imposed by the City of Dallas and/or otherwise. The total of all such costs are estimated to be not more than $20,000.00. The proceeds from the payment of the First Promissory shall be held in escrow by the selected Title Company until the full settlement amount is determined, after which the settlement amount shall be promptly paid by the Title Company to the City of Dallas or the appropriate governmental authority, and the net proceeds shall be paid to Seller, after all other items referenced in this Section 3.1.4 have been satisfied.

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                           3.1.4.2 Tax Liens. The Buyer shall take title to the
Property subject to the payment by the Seller from the proceeds of the First Promissory Note of all of the unpaid property taxes that are due and owing (including the amount of property taxes that have accrued through the Closing date). The proceeds from the payment of the First Promissory shall be held in escrow by the Title Company until the full settlement amount is determined, after which the settlement amount shall be promptly paid by the Title Company to the appropriate taxing authorities, and the net proceeds shall be paid to Seller, after all other items referenced in this Section 3.1.4 have been satisfied.

                           3.1.4.3 Flood Plane Issue: The Buyer agrees to take
title to the Property subject to the payment by the Seller from the proceeds of the First Promissory Note, estimated to be $10,000, of all of the costs of the engineering and other related costs and expenses to remove the Property from the flood plane classification. The proceeds from the payment of the First Promissory shall be held in escrow by the Title Company until the flood plane matter has been resolved to the satisfaction of Buyer, in its sole discretion, and the related costs shall have been paid by the Title Company to the appropriate parties. Thereafter, the net proceeds shall be paid to Seller, after all other items referenced in this Section 3.1.4 have been satisfied.

                           3.1.4.4 Corporate Note/Debenture Secured by Property:
The Buyer shall take title to the Property subject to the Seller having caused to be deposited with the Title Company, the minimum principal amount of TWO MILLION DOLLAR ($2,000,000.00) in the form of a loan to the Buyer from a third party that is secured by the Property on terms and conditions that are acceptable to Buyer, in its sole discretion.

                           The Seller shall also identify and assist Buyer in
entering into arrangements for a second loan in the minimum principal amount equal to sixty percent (60%) of the increase in the appraised value of the Property after the flood plane classification has been removed, which increase in value has been represented by Seller to be approximately TWO MILLION EIGHT HUNDRED THOUSAND DOLLARS ($2,800,000); thereby resulting in this second loan being in the minimum principal amount of approximately ONE MILLION SIX HUNDRED EIGHTY THOUSAND DOLLARS ($1,680,000) which loan may be secured by the Property on terms and conditions that are acceptable to Buyer, in its sole discretion. This condition may be met by the Seller identifying and assisting Buyer in entering into arrangements for a new loan with the minimum principal amount of THREE MILLION SIX HUNDRED EIGHTY THOUSAND DOLLARS ($3,680,000), in the form of a loan to the Buyer from a third party that is secured by the Property on terms and conditions that are acceptable to Buyer, in its sole discretion, that pays off the first loan.

4.       PRECLOSING COVENANTS

         4.1 Performance of Obligations. Until the Closing date, Seller shall timely pay all taxes, assessments and other enforceable charges affecting the Property, or any part thereof.


5.       THE CLOSING

         5.1 Date of Closing. The Closing shall occur on or before November 8, 2004, at a place and time mutually agreed to by the Seller and Buyer (the "Closing"). Buyer may, however, extend the Closing date to a date no later than November 11, 2004, without cost or expense.

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         5.2 Items to be Delivered by Seller at the Closing. At the Closing,
Seller shall deliver or cause to be delivered to Buyer the following:

                  5.2.1 Conveyance Document. A duly executed and acknowledged General Warranty Deed, in a form that is reasonably acceptable to the Buyer and the Title Company, conveying the Property to Buyer free and clear of liens and encumbrances, excepting only the Permitted Title Exceptions.

                  5.2.2 Title Insurance. The Policy of Title Insurance on the Property.

         5.3 Items to be Delivered by Buyer at Closing. At the Closing and subject to Section 3.1.4, Buyer shall deliver or cause to be delivered to Seller the Purchase Price.

         5.4 Prorations, Adjustments. All ad valorem real property taxes, personal property taxes, real property special assessments payable in installments, and utility expenses (collectively, the "Expenses"), shall be prorated and adjusted between the parties as of the Closing date. At Closing, Seller shall pay to Buyer all accrued but unpaid Expenses, and Buyer shall pay to Seller all prepaid but not yet accrued Expenses.

         5.5 Possession. Possession of the Property shall be transferred by Seller to Buyer on the Closing date.

         5.6 Seller's Closing Costs. Seller shall pay (i) its legal fees in connection with this Agreement and the transactions contemplated hereby, (ii) one-half of the recording costs, and (iii) the cost of the Policy of Title Insurance.

         5.7 Buyer's Closing Costs. Buyer shall pay (i) its legal fees in connection with this Agreement and the transactions contemplated hereby, (ii) one-half of the recording costs, and (iii) all property taxes that first become due and owing on or after the Closing date.

6.       SELLER'S REPRESENTATIONS AND WARRANTIES.

         6.1 Representations and Warranties. Seller hereby makes the following representations and warranties, which are true as of the date of this Agreement and shall be true as of the Closing date. Buyer and Seller have entered into this Agreement on the condition that Seller makes the following representations and warranties, which representations and warranties were and are a material inducement to Buyer entering into this Agreement, and Buyer would not have entered into this Agreement except in reliance upon the representations and warranties of Seller made herein.

                  6.1.1 Consents. All required approvals or consents have been obtained in connection with the execution of this Agreement by Seller and with the performance by Seller of Seller's obligations hereunder.

                  6.1.2 Contracts. Neither this Agreement nor the transactions contemplated hereby violates or shall violate any contract, document, understanding, agreement or instrument to which Seller is a party or by which Seller may be bound, or any contract, document, understanding, agreement or instrument affecting the Property.

                  6.1.3 Lawsuits. Seller has received no written notice of any pending or threatened lawsuits or asserted or unasserted claims, condemnation or eminent domain proceedings, or proceedings in lieu thereof, relating to the Property.

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                  6.1.4 Notice of Violation. Seller has not received
notification of any violation of any laws, rules or regulations with respect to, or which would affect the use of, the Property, or any portion thereof.

                  6.1.5 Contracts. There are no contracts relating to the Property to which Seller is a party, or which Seller has assumed, has agreed to be bound by or has agreed to pay on, that will obligate Buyer.

                  6.1.6 Hazardous Material. There are no underground tanks or hazardous material located on the Property and Seller has received no notice of any violation or claimed violation of any laws, rules or regulations relating to hazardous material located on the Property. As used in this Agreement, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is regulated by any local or state governmental authority or the Federal Government.

                  6.1.7 Soils Conditions. To the best of Seller's knowledge, there are no soils conditions which materially and adversely affect the Property.

                  6.1.8 Commitments. No commitments have been made by Seller to any governmental authority, utility company or any other organization, group or individual relating to the Property which would impose an obligation upon Purchaser or its successor or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property.

                  6.1.9 Authority. Seller is a Connecticut limited liability company duly organized and in good standing under the laws of the State of Connecticut, and has been duly authorized to enter into this Agreement and to sell the Property pursuant to the terms and conditions hereof, and the parties and persons executing this Agreement on behalf of Seller have been duly authorized to execute this Agreement and to take such other actions as may be necessary or appropriate to consummate the transactions contemplated hereby.

                  6.1.10 Accredited Investor Status. Seller is an "accredited investor" for purposes of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and Seller has sufficient knowledge and experience in evaluating and investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of his or its investment in the Company and is able financially to bear the risks thereof. Seller represents that it was not organized for the purpose of acquiring the promissory notes and underlying common stock (collectively, the "Securities").

                  6.1.11 Investment Purposes. Seller is acquiring the Securities, subject to the terms hereof, for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Seller further represents and warrants that Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

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                  6.1.12 Access to Information. Seller has had access to any and all information concerning Buyer that Seller and Seller's financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. Without limiting the foregoing, Seller has had access to the Buyer's annual report on Form 10-KSB for Buyer's fiscal year ended March 31, 2004, the quarterly report on Form 10-QSB for the period ended June 30, 2004 and all other filings of Buyer with the Securities and Exchange Commission during 2004. Seller has had an opportunity to discuss the terms and conditions of the offering of the Securities and Buyer's business, management and financial affairs with management of the Buyer and has received (or had made available to it) any financial and business documents requested by Seller. In making the decision to acquire the Securities, Seller and its advisers have relied solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in Buyer will depend upon the individual circumstances of the Seller. Seller further understands that no opinion is being given as to any securities or tax matters involving this transaction.

                  6.1.13 Exempt Transaction. Seller understands that the Securities have not been registered under the Securities Act and must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  6.1.14 Legend. Seller also understands and agrees that upon the date and event of conversion, of the promissory notes into common stock of the Company that stop transfer instructions relating to the Securities will be placed in Buyer's stock transfer ledger, and that the certificates evidencing such Securities will bear legends in substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

         6.2 Survival of Representations and Warranties. All of the representations and warranties of Seller set forth in paragraph 6.1 hereof shall survive the Closing.


7.       REAL ESTATE COMMISSION

         7.1 Commissions. Seller and Buyer each represent that neither party will owe a brokerage or finder's fee in connection with the sale of the Property pursuant to this Agreement. Seller and Buyer each agree that, to the extent any additional brokerage or finder's fee shall have been earned or claimed in connection with this Agreement, the payment of such fees, and the defense of any action in connection therewith, shall be the exclusive obligation of the party who requested the services of that broker or finder. In the event that any claim, demand or cause of action for brokerage or finder's fees is asserted against a party to this Agreement who did not request such services, the party through whom the broker or finder is making the claim shall indemnify, defend (with an attorney of indemnitee's choice) and hold harmless the other party from and against any such claims, demands and causes of action.

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8.       MISCELLANEOUS

         8.1 Material Damage or Condemnation. The risk of loss upon the Property shall be upon the Seller until the Closing. If the Property is materially damaged prior to the Closing or any part thereof is materially taken by condemnation prior to the Closing, Buyer shall have the right to, at Buyer's sole option, to either pro-rate the Purchase Price of the Property, or to reject the Property and, on written notice of Buyer, this Agreement shall be terminated and neither Seller nor Buyer shall thereafter have any obligation to each other with respect thereto and any Earnest Money shall be returned to Buyer with any interest accrued thereon. In the alternative, at Buyer's sole option, Buyer may elect to pro-rate the Purchase Price of the Property and complete the transaction on the terms set forth in this Agreement; in such event, Buyer shall receive an assignment of any such insurance proceeds or condemnation proceeds, as the case may be, as are allocable to the damaged Property or to the portion of the Property taken.

         8.2 Attorneys' Fees. In the event either party brings suit to enforce or interpret this Agreement or for damages on account of the breach of a covenant or representation or warranty contained herein, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in any such action, in addition to other relief to which the prevailing party is entitled.

         8.3 Notices. Any notice required or permitted to be given by one party to the other may be given by personal delivery, fax, mailing or via courier service. If any notice is deposited into the custody of Federal Express, United Parcel Service or another overnight courier service, for overnight delivery, postage prepaid and addressed to such party at the address hereinafter specified, such notice shall be effective upon its deposit into the custody of such couriers. All other notices shall be effective upon receipt. The addresses of the parties for all purposes under this Agreement shall be:

         Buyer:       NOXSO CORPORATION
                      1065 South 500 West  Bountiful, UT  84010
                      e-mail: Noxso-Admin@pi77.net
                      Tel: (801) 759-7732   Fax: (801) 457-3752

         Seller:      ROCKY POINT PARTNERS, LLC
                      Gary T. Robinson, Managing Member
                      704 Steamboat Road, Greenwich, CT 06830
                      e-mail: GTRobinson@pi77.net

Either party may change the address at which it desires to receive notice upon written notice of such change to the other party.

         8.4 Time of Essence. Time is of the essence of this Agreement and each and every term and provision hereof.

         8.5 Waiver or Modification. No waiver of any breach or default by any party hereto shall be considered to be a waiver of any other breach or default. A modification of any provision contained herein, or of any other amendment to this Agreement shall be effective only if the modification or amendment is in writing and signed by each of Seller and Buyer.

         8.6 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, the rights and/or obligation of the parties hereunder are not assignable without the written consent of the parties. Notwithstanding the foregoing, Buyer shall have right to designate a nominee or affiliate of Buyer to take title to the Property on the Closing date.

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         8.7 Integration of Other Agreements. This Agreement supersedes all previous contracts, correspondence and documentation relating to the sale of the Property. Any oral representations or modifications concerning this Agreement shall be of no force or effect.

         8.8 Liabilities Not Assumed. Except as expressly set forth herein, it is understood and agreed that Buyer does not assume any liabilities or obligations of Seller of any kind or character, contingent or otherwise.

         8.9 Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which shall be of equal force and effect.

         8.10 Further Actions. Buyer and Seller agree to execute such additional documents and take such further actions as may reasonably be required to carry out each of the provisions and the intent of this Agreement.

         8.11 Titles and Headings. Titles and headings of Sections of this Agreement are for convenience of reference only and shall not affect the construction of any provisions of this Agreement.

         8.12 Earnest Money Damages. In the event that Buyer fails to perform Buyer's obligations hereunder (except as excused by the Seller's default), the Seller's sole and exclusive remedies shall be to waive the default or to terminate this Agreement; and on such termination, the Seller will be entitled to retain the Earnest Money as liquidated damages arising from such default.

         8.13 Exhibits. Each of the exhibits referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.

         8.14 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

         8.15 Saturday, Sunday and Legal Holidays. If the time for performance of any of the terms, conditions and provisions hereof shall fall on a Saturday, Sunday or legal holiday, then the time of such performance shall be extended to the next business day thereafter.

         8.16 Severability. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law; but, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this document.

         8.17 Governing Law. Buyer and Seller agree that this Purchase Agreement shall be governed by the laws of the State of Utah.

         IN WITNESS WHEREOF, this Agreement is executed by Buyer and Seller on the 1st day of November 2004, to be effective as of the date first set forth above.

"BUYER"                                             "SELLER"
NOXSO CORPORATION                                   ROCKY POINT PARTNERS, LLC



/s/ Richard J. Anderson                              /s/ Gary Robinson
----------------------------                         --------------------------
By: Richard J Anderson                               By: Gary Robinson
Its: President                                       Its: Managing Member

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                                    EXHIBIT A

                                Legal Description

The tract of land is irregular in shape and is located at the northwest corner of Interstate 45 and Loop 12, Dallas County, Texas with the legal description as follows:

         "Being a 48.7689 acre tract of land situated in the George L. Haas Survey, Abstract No. A-641, Dallas County, Texas, being also part of Dallas Block A/6860 and being a 94.1183 acre tract of land situated in the George L. Haas Survey, Abstract No. A-641, Dallas County, Texas, being also part of Dallas Block A/6860 and Being a 8.2375 acre tract of land situated in the George L. Haas Survey, Abstract No. A-641, Dallas County, Texas, being also part of Dallas Block 5836."